UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39676	26-3407249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200
Wilmington, DE		19801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (302) 295-3800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 20, 2025, Inhibikase Therapeutics, Inc. (the “Company”) announced that it expects to advance IKT-001 to a global pivotal Phase 3 clinical study in Pulmonary Arterial Hypertension (“PAH”). The Phase 3 study, named IMPROVE-PAH (IKT-001 for Measuring Pulmonary Vascular Resistance and Outcome Variables in a Phase 3 Evaluation of PAH), is expected to be initiated in the first quarter of 2026. The Company previously planned to initiate a Phase 2b study in 150 subjects in PAH prior to advancing to a pivotal Phase 3 study. However, the Company submitted a Type C Meeting request to the U.S. Food & Drug Administration (“FDA”) to, among other things, obtain feedback on an immediate transition to a single pivotal Phase 3 study design. Following receipt from the FDA of the Written Response from the Type C interaction, the Company now plans to initiate a two-part adaptive Phase 3 study. The Company expects Part A of IMPROVE-PAH will be a double blind, placebo-controlled study in 140 patients with a primary endpoint of PVR at Week 24. The Company expects Part B will adopt an identical format to Part A except the primary endpoint will be 6MWD at Week 24 in 346 patients. The Company believes this adaptive Phase 3 study design has important advantages including; (1) permitting a 12-week dose-titration phase designed to get patients to the highest tolerable dose of IKT-001; (2) uninterrupted enrollment between Part A and Part B; and (3) the ability to, if necessary, undertake a sample size re-estimation for Part B based on Part A findings. Given the Company was well-advanced in initiating the previous Phase 2b study design, the Company expects to initiate IMPROVE-PAH in the first quarter of 2026, with this study expected to be conducted in up to approximately 180 sites around the world.

On November 20, 2025, the Company updated its corporate presentation for use in meetings with investors, analysts and others from time to time. A copy of the presentation is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Effective November 20, 2025, the Company terminated the sales agreement prospectus (the “ATM Prospectus”) filed with the Company’s registration statement on Form S-3 (File No. 333- 288213) and related to the shares of our common stock issuable pursuant to the Open Market Sale AgreementSM, dated June 20, 2025 (the “Sales Agreement”), by and between the Company and Jefferies LLC. As of the date hereof, the Company had not made any sales pursuant to the ATM Prospectus. Further, the Company will not make any sales of common stock pursuant to the Sales Agreement, unless and until a new prospectus, prospectus supplement or a new registration statement is filed. Other than the termination of the ATM Prospectus, the Sales Agreement remains in full force and effect.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the potential effects of IKT-001, expectations regarding the Company’s Phase 3 trial of IKT-001 in PAH, including design, timing of initiation and its impact on the Company’s timeline; and the Company’s future activities, or future events or conditions. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to commence and execute a Phase 3 trial to evaluate IKT-001 as a treatment for PAH, as well as such other factors that are included in our periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Corporate Presentation of Inhibikase Therapeutics, Inc., dated November 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2025	INHIBIKASE THERAPEUTICS, INC.

	By:	/s/ Mark Iwicki
Mark Iwicki
Chief Executive Officer